Exhibit 24.1
POWER OF ATTORNEY
Each of the undersigned directors and officers of DELUXE CORPORATION, a Minnesota corporation, hereby constitutes and appoints Lee Schram and Terry D. Peterson their true and lawful attorneys-in-fact, and each of them, with full power to act without the other, to sign the Company’s annual report on Form 10-K for the year ended December 31, 2009, and any and all amendments to such report, and to file the same and any such amendment, with any exhibits, and any other documents required in connection with such filing, with the Securities and Exchange Commission under the provisions of the Securities Exchange Act of 1934.

Date

/s/ Lee Schram	2/17/2010

Lee Schram, Director and Principal Executive Officer

/s/ Terry D. Peterson	2/17/2010

Terry D. Peterson, Principal Financial Officer and Principal Accounting Officer

/s/ Ronald C. Baldwin	2/17/2010

Ronald C. Baldwin, Director

/s/ Charles A. Haggerty	2/17/2010

Charles A. Haggerty, Director

/s/ Isaiah Harris, Jr.	2/17/2010

Isaiah Harris, Jr., Director

/s/ Don J. McGrath	2/17/2010

Don J. McGrath, Director

/s/ Cheryl Mayberry McKissack	2/17/2010

Cheryl Mayberry McKissack, Director

/s/ Neil J. Metviner	2/17/2010

Neil J. Metviner, Director

/s/ Stephen P. Nachtsheim	2/17/2010

Stephen P. Nachtsheim, Director

/s/ Mary Ann O’Dwyer	2/17/2010

Mary Ann O’Dwyer, Director

/s/ Martyn R. Redgrave	2/17/2010

Martyn R. Redgrave, Director